Exhibit 1.2

         [FORM OF UNDERWRITING AGREEMENT FOR TRUST PREFERRED SECURITIES]



                           UNDERWRITING AGREEMENT FOR
                           TRUST PREFERRED SECURITIES

                              ONB CAPITAL TRUST II


                          % TRUST PREFERRED SECURITIES
           (liquidation amount $25 per preferred security) guaranteed on a junior subordinated basis by Old National Bancorp

                             UNDERWRITING AGREEMENT

                                                                -------------

To the Representatives named in
Schedule I hereto of the Underwriters
named in Schedule II hereto

Ladies and Gentlemen:

     ONB Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), and Old National Bancorp, a financial holding company organized under the laws of the State of Indiana, as depositor of the Trust and as guarantor (the "Company" and, together with the Trust, the "Issuers"), propose subject to the terms and conditions stated herein, that the Trust issue and sell to the several underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), _____% Trust Preferred Securities (liquidation amount $25 per preferred security) representing beneficial interests in the Trust (the "Trust Securities"), with a Liquidation Amount at Maturity as set forth in
Schedule I hereto (the "Underwritten Securities"). The Issuers also propose to grant to the Underwriters an option to purchase additional Trust Securities with a Liquidation Amount at Maturity as set forth in Schedule I hereto to cover over-allotments (the "Option Securities" and the Option Securities, together with the Underwritten Securities, the "Securities"). The Securities are guaranteed on a junior subordinated basis by the Company as to the payment of distributions, and as to payments on liquidation or redemption, to the extent set forth in a guarantee agreement to be dated _____________ (the "Guarantee") between the Company and Bank One Trust Company, NA, as trustee (the "Guarantee Trustee"). The Trust is to purchase, with the proceeds of the sale of the Securities to the Underwriters and the sale of its Common Securities (liquidation amount $25 per common security) (the "Common Securities") to the Company, corresponding junior subordinated debentures (the "Corresponding Junior Subordinated Debentures") of the Company in an amount equal to the combined Liquidation Amount at Maturity of the Securities and the Common Securities, which Corresponding Junior Subordinated Debentures are to be issued pursuant to an indenture (the "Indenture") dated as of March 14, 2000 between the Company and Bank One Trust Company, NA, as trustee (the "Corresponding Debt Trustee") as supplemented by the terms and conditions set forth in an officer's certificate dated _____________. The payments made by the Company on the Corresponding Junior Subordinated Debentures are established at a level sufficient to permit the Trust, upon receipt of such payments, to make payments on the Securities in accordance with their terms.

     Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

     SECTION 1. Representations and Warranties. Each of the Issuers jointly and severally represents and warrants to each Underwriter as of the date hereof, the Closing Date referred to in Section 3 hereof and the Settlement Date, if any, referred to in Section 1(b) hereof, and agrees with each Underwriter, as follows:

     (a) The Issuers meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. The Issuers may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Issuers will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a Final Prospectus relating to the Securities in accordance with Rules 430A and 424(b),
(2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of Final Prospectus) or (3) a Final Prospectus in accordance with Rules 415 and 424(b). In the case of clause
(1), the Issuers have included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such Final Prospectus or such amendment and form of Final Prospectus shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

     (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and at the Closing

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

Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "Settlement Date"), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; on the Effective Date and on the Closing Date the Trust Agreement (as defined below), the Indenture and the Guarantee did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

     (c) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware with the power and authority to enter into and perform its obligations under this Agreement, the Securities, the Common Securities and the Trust Agreement (as defined below) and to own property and conduct its business as described in the Final Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and as described in the Final Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Amended and Restated Trust Agreement to be dated as of _____________ (the "Trust Agreement") between the Company and the trustees named therein (the "Trustees") and the agreements and instruments contemplated by the Trust Agreement and the Final Prospectus.

     (d) The Common Securities have been duly authorized by the Trust and upon delivery by the Trust to the Company against payment therefor as described in the Final Prospectus, will be duly and validly issued and fully paid and non-assessable beneficial interests in the Trust and will conform to the description thereof contained in the Final Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and on the Closing Date or any Settlement Date, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

     (e) The Securities have been duly authorized by the Trust, and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable beneficial interests in

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

the Trust and will conform in all material respects to the description thereof contained in the Final Prospectus; the issuance of the Securities is not subject to preemptive or other similar rights; and the holders of the Securities (the "Security holders") will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (subject to the obligations of the Security holders under the Trust Agreement to make certain payments to the Trust to defray expenses such as any applicable transfer and stamp taxes and to provide security or indemnity in connection with the replacement of destroyed, lost or stolen certificates or in connection with directing the Property Trustee under the Trust Agreement to exercise its rights and powers at the request of Security holders).

     (f) The Guarantee, the Corresponding Junior Subordinated Debentures, the Trust Agreement and the Indenture (collectively, the "Company Agreements") have each been duly authorized by the Company and when validly executed and delivered by the Company and, in the case of the Guarantee, by the Guarantee Trustee, in the case of the Trust Agreement, by the Trustees, in the case of the Indenture, by the Corresponding Debt Trustee, and, in the case of the Corresponding Junior Subordinated Debentures, when validly issued by the Company and validly authenticated and delivered by the Corresponding Debt Trustee, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Trust Agreement, the Indenture and the Guarantee have been duly qualified under the Trust Indenture Act, as amended; the Corresponding Junior Subordinated Debentures are entitled to the benefits of the Indenture; and the Company Agreements will conform to the descriptions thereof in the Final Prospectus.

     (g) This Agreement has been duly authorized, executed and delivered by each of the Issuers.

     (h) The Company is a financial holding company duly organized and validly existing in good standing under the laws of the State of Indiana with full corporate power and authority to enter into and perform its obligations under this Agreement, the Trust Agreement, the Indenture, the Guarantee and the Corresponding Junior Subordinated Debentures, and to purchase, own and hold the Common Securities issued by the Trust.

     (i) The Company has authorized capitalization as set forth in the Final Prospectus, and all of the issued shares of capital stock of the company have been duly and validly authorized and issued and are fully paid and non-assessable; all the outstanding beneficial interests in the Trust have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Final Prospectus;

     (j) Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X (each, a "Subsidiary" and, collectively, the "Subsidiaries," and each of which is listed on Schedule III hereto) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has power and authority (corporate and other) to own, lease and operate its properties and to conduct its

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business as described in the Final Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not singly or in the aggregate have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and all such shares owned by the Company, directly or through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or security interest;

     (k) The consolidated historical financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto), comply as to form in all material respects with the requirements of the Act and the Exchange Act. Such historical financial statements present fairly the consolidated financial position of the Company and its subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated in accordance with generally accepted accounting principles consistently applied throughout such periods.

     (l) The Issuers have not distributed and, prior to the later to occur of
(i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering materials in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Final Prospectus, the Final Prospectus or other materials, if any, permitted by the Securities Act.

     (m) None of the Company, the Trust or any Subsidiary is in violation of its charter, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Trust or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Trust or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings or properties of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Effect"); and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Final Prospectus under the caption "Use of Proceeds") and compliance by each of the Trust and the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Trust or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of

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

the provisions of the charter, by-laws or other organizational documents of the Company, the Trust or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Trust or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Trust or any Subsidiary.

     (n) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

     (o) Arthur Andersen LLP, the Company's former auditors, were independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder for fiscal years and . PricewaterhouseCoopers LLP, the Company's current auditors, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements for fiscal years , and and schedules included in the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

     (p) The Company, the Trust and the Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company, the Trust nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

     (q) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by each of the Issuers of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or made or as may be required under the Act or the rules and regulations of the Commission thereunder or state securities laws and except for the qualification of the Trust Agreement, the Indenture and the Guarantee under the Trust Indenture Act.

     (r) The statements set forth in (i) the Basic Prospectus under the captions "Description of Debt Securities," "Description of Capital Securities," "Description of Guarantees," and "Relationship Among the Capital Securities, the Corresponding Junior

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

Subordinated Debentures and the Guarantees," and (ii) in the Final Prospectus as amended or supplemented under the captions "Certain Terms of Preferred Securities" and "Certain Terms of the Junior Subordinated Debentures" insofar as they constitute a summary of the terms of the Securities, Subordinated Debentures, the Guarantees and the Company Agreements, and (y) in the Basic Prospectus under the caption "Underwriting" and (y) in the Final Prospectus as amended or supplemented under the caption "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, in each case are accurate, complete and fair;

     (s) The Company is a financial holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), and the deposit accounts of the Company's subsidiary banks are insured by the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the termination of such insurance are pending or threatened.

     (t) Each of the Issuers is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Final Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

     SECTION 2. Purchase and Sale.

     (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto.

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to _____________ Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Issuers setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the Settlement Date. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities,

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subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

     SECTION 3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Trust by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

     If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Trust will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Trust by wire transfer payable in same-day funds to an account specified by the Trust. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the Settlement Date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

     Following receipt by the Trust of any proceeds received in connection with the exercise of the option provided for in Section 2(b) at any time prior to the expiration thereof, the Company will issue, in accordance with the first paragraph and Section 5(i) hereof, additional Corresponding Junior Subordinated Debentures in an aggregate principal amount equal to the aggregate liquidation amount of the Option Securities actually issued by the Trust, divided by 97/100 and rounded to the nearest $25.

     SECTION 4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

     SECTION 5. Agreements. Each of the Issuers jointly and severally covenants with each Underwriter as follows:

     (a) It will use its best efforts to cause the Registration Statement, if not effective on the Execution Date, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, it will not file any amendment of the Registration

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Statement or supplement (including the Final Prospectus or any Preliminary Final
Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless it has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), it will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. It will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by it of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. It will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, it promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

     (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

     (d) It will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement

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thereto as the Representatives may reasonably request. It will pay the expenses of printing or other production of all documents relating to the offering.

     (e) It will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

     (f) It will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any of its securities to facilitate the sale or resale of the Securities.

     (g) During the period of three years hereafter (i) the Company will furnish to you, upon your request, from time to time, such information concerning the Company as you may reasonably request, and (ii) the Trust will furnish to you, upon your request, a copy of each report of the Trust mailed to holders of Preferred securities or Common Securities.

     (h) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to Section 11(b) hereof or by notice given by you terminating this Agreement pursuant to
Section 11 or Section 12 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Issuers to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection therewith.

     (i) It will cause the net proceeds received by the Trust from the sale of the Securities to be used in the manner specified in the Final Prospectus (or any supplement thereto) under "Use of Proceeds."

     (j) It will use its best efforts to cause the listing of the Securities on any such stock exchange or exchanges as are set forth in Schedule I hereto.

     (k) It will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuers or any affiliate of the Issuers or any person in privity with the Issuers or any affiliate of the Issuers) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any securities of its with the characteristics and terms similar to the Securities or publicly announce an intention to effect any such transaction until the Business Day set forth on Schedule I hereto.

     (l) During the period when the Final Prospectus is required to be delivered under the Act or the Exchange Act, the Company will file or cause to be filed all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

     SECTION 6. Payment of Expenses. The Issuers will pay or cause to be paid the expenses set forth in Schedule I hereto.

     SECTION 7. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuers contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Issuers made in any certificates pursuant to the provisions hereof, to the performance by the Issuers of their obligations hereunder and to the following additional conditions:

     (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or
(ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (b) On or prior to the Closing Date, the Representatives shall have received the favorable opinion, dated as of Closing Date, of (i) Krieg Devault LLP, counsel for the Issuers, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters, to the effect set forth in Exhibit A and to such further effect as counsel to the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Indiana and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Trust and the Company's Subsidiaries, certificates of representatives of the applicable trustees and certificates of public officials.

     (c) On or prior to the Closing Date, the Representatives shall have received the favorable opinion, dated as of Closing Date, of Cleary, Gottlieb, Steen & Hamilton, the counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters with respect to such matters as the

Representatives may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Trust and the Company's Subsidiaries, certificates of representatives of the applicable Trustees and certificates of public officials.

     (d) On or before the Closing Date, the Representatives shall have received the favorable opinion, dated as of Closing Date, of Richards, Layton & Finger, P.A., special Delaware counsel for the Issuers, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Trust, the Company and the Company's Subsidiaries, certificates of representatives of the applicable trustees and certificates of public officials.

     (e) On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the Chief Financial Officer or Corporate Controller of the Company, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Date, (iii) each of the Trust and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to the knowledge of such officers, contemplated by the Commission.

     (f) Each Issuer shall have performed all of its obligations under this Agreement which are to be performed by the terms hereof on or before the Closing Date.

     (g) At the time of the execution of this Agreement, the Representatives shall have received from the Company's independent public accountants, PricewaterhouseCoopers LLP, a letter dated such date, in form and substance satisfactory to the Representatives (substantially in the form of Exhibit C hereto), together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to certain financial statements and certain financial information contained in the Preliminary Final Prospectus and the Final Prospectus.

     (h) On or prior to the Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP, the Company's independent public accountants a letter, dated as of the Closing Date, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

     (i) On or prior to the Closing Date, the Representatives shall have received a rating from Moody's Investors Service, Inc., Standard & Poors Rating Services and Fitch Ratings indicating that the Securities have been rated as set forth in Schedule I hereto. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's debt securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and no such organization shall have publicly announced that it has placed under surveillance or review its rating of the Securities or any of the Company's other debt securities.

     (k) On or prior to the Closing Date, the Securities shall have been approved for listing on such exchange or exchanges as are listed on Schedule I hereto, subject only to official notice of issuance.

     (l) On or prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuers in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (m) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Issuers at any time on or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 6 and except that Sections 1, 8, 9 and 10 shall survive any such termination and remain in full force and effect.

     SECTION 8. Indemnification.

     (a) Each of the Issuers agrees jointly and severally to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuers may otherwise have.

     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuers, each of their directors, each of their officers who signs the Registration Statement, and each person who controls either of the Issuers within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting" in the Final Prospectus, (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Issuers and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuers on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an

Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls either of the Issuers within the meaning of either the Act or the Exchange Act, each officer of the Issuers who shall have signed the Registration Statement and each director of the Issuers shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d).

     SECTION 9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     SECTION 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Trust, Company or any Subsidiaries of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Issuers, and shall survive delivery of and payment for the Securities to the Underwriters.

     SECTION 11. Termination of Agreement.

     (a) The Representatives may, in their sole discretion, terminate this Agreement, by notice to the Issuers, at any time on or prior to the Closing Date
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise or the Trust, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration by the United States of a national emergency or war or the outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange, the Nasdaq National Market System or the New York Stock Exchange has been suspended or limited (other than to provide for an orderly market), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 8, 9 and 10 shall survive such termination and remain in full force and effect.

     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at the address set forth on Schedule I; notices to the Issuers shall be directed to them at 420 Main Street, Evansville, Indiana 47708, attention of the Corporate Secretary.

     SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Issuers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Issuers and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Issuers and their respective successors, and said controlling persons and officers, directors, trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. Governing Law and Time. This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such state. Except as otherwise set forth herein, specified times of day refer to New York City time.

     SECTION 15. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

          "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

          "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 415," "Rule 424," "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a) hereof.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuers and the several Underwriters.

                         Very truly yours,

                         OLD NATIONAL BANCORP

                         By: ___________________________________
                             Name:
                             Title:

                         ONB CAPITAL TRUST II

                         By: ___________________________________
                             Name:
                             Title:


The foregoing Agreement is hereby
confirmed and accepted as of the date
first written above.

[NAME(S) OF REPRESENTATIVES]

By:   Salomon Smith Barney Inc.

By: ____________________________
    Name:
    Title:

For themselves and the other
Underwriters named in Schedule II
to the foregoing Agreement

                                   SCHEDULE I

                              ONB CAPITAL TRUST II

Underwriting Agreement dated: _____________

Registration Statement No.: _____________

Representative(s):



Title, Purchase Price and Description of Securities:

       Title:                                         _____% Trust Preferred Securities.

       Liquidation Amount at Maturity of              $_____________ (liquidation amount $25 per preferred security).
       Underwritten Securities:

       Liquidation Amount of Maturity of Option       $_____________.
       Securities:

       Distributions:                                 _____% per annum, from _____________, payable quarterly  on
                                                      _____________, _____________, _____________ and _____________,
                                                      commencing _____________.

       Maturity:
       Optional Redemption:
       Sinking Fund:
       Listing:
       Rating:
       Expenses:
       Purchase Price:                                ____% of liquidation amount.

       Underwriters' Compensations:                   As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the
                                                      Securities will be used by the Trust to purchase the Corresponding
                                                      Junior Subordinated Debentures of the Company, the Company hereby agrees to pay at Closing to Salomon Smith Barney Inc., for the
                                                      accounts of the several Underwriters, an amount equal to $._____ per
                                                      Security ($_____________ in the aggregate if the overallotment option is unexercised and up to an additional $_____________ if the overallotment option is exercised).



       Closing:                                       _____ a.m. on _____________, at the offices of [Federal (same day)]
                                     funds.

       Settlement and Trading:                        [Physical certificated form.] [Book-Entry Only via the Depository
                                                      Trust Company ("DTC").]  The Securities [will][will not] trade in
                                                      DTC's Same Day Funds Settlement System.

       Type of Offering:                              Registered.

       Date referred to in Section 5(k) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the
       Representatives:

       Notices:                                       Notices to be given to the Underwriters should be directed to the
                                                      Representatives as follows:

The respective numbers of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule II hereto.

                                   SCHEDULE II

                              ONB CAPITAL TRUST II



                                                       Number of Preferred
Underwriters                                        Securitiesto be Purchased
------------                                        -------------------------

                                  SCHEDULE III

                              OLD NATIONAL BANCORP


                        List of Significant Subsidiaries



Old National Bank, Evansville, Indiana

                                                                       Exhibit A


               FORM OF OPINION OF ISSUERS' COUNSEL TO BE DELIVERED
                            PURSUANT TO SECTION 7(b)

     Capitalized terms used herein shall have the same definitions as set forth in the underwriting agreement (the "Agreement") to which this Exhibit A is attached.

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Indiana. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and to enter into and perform its obligations under the Agreement and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.

     (ii) Each Subsidiary set forth on Schedule III to the Agreement has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; to the best of our knowledge, none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

     (iii) The Agreement has been duly authorized, executed and delivered by the Company.

     (iv) The Guarantee, the Corresponding Junior Subordinated Debentures, the Trust Agreement and the Indenture have each been duly authorized by the Company and when validly executed and delivered by the Company and, in the case of the Guarantee, by the Guarantee Trustee, in the case of Trust Agreement, by the Trustees and, in the case of the Indenture, by the Corresponding Debt Trustee, and, in the case of Corresponding Junior Subordinated Debentures, when validly issued by the Company and validly authenticated and delivered by the Corresponding Debt Trustee, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law); the Trust Agreement, the Indenture and the Guarantee have been duly qualified under the Trust Indenture Act, as amended; the Corresponding Junior Subordinated Debentures are entitled to the benefits of the Indenture; and the Company Agreements conform in all material respects to the descriptions thereof in the Final Prospectus.

     (vi) The Registration Statement has been declared effective under the Act; any required filing of the Basic Prospects, the Preliminary Final Prospectus and the Final Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     (vii) The Registration Statement, the Final Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Final Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and the Statements of Eligibility on Form T-1 of the applicable trustees, as to which we express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the respective rules thereunder.

     (viii) The documents incorporated by reference in the Final Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, appear on their face to comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

     (ix) Neither the Company nor any Subsidiary is in violation of its charter or by-laws and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Final Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

     (x) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

     (xi) The Company, the Trust and the Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company, the Trust nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

     (xii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Act and the Trust Indenture Act, which have been obtained or made, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Agreement or the transactions contemplated in the Agreement.

     (xiii) The Securities are duly listed, admitted and authorized for trading on the New York Stock Exchange subject to official notice of issuance, and, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, the Securities are outstanding.

     (xiv) The execution, delivery and performance of the Agreement and the Company Agreements and the consummation of the transactions contemplated in the Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Final Prospectus under the caption "Use Of Proceeds") and compliance by each of the Company and the Trust with its obligations under the Agreement and the Company Agreements do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or similar event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any written contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

     (xv) Neither the Company nor the Trust is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

     (xvi) The Company is duly registered as a financial holding company under the Bank Holding Company Act, and the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), and the deposit accounts of the Company's subsidiary banks are insured by the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the termination of such insurance are pending or threatened.

     (xvii) The statements set forth in (i) the Basic Prospectus under the captions "Description of Debt Securities," "Description of Capital Securities," "Description of Guarantees" and "Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures and the Guarantees," and (ii) in the Final Prospectus as amended or supplemented under the captions "Certain Terms of the Preferred Securities" and "Certain Terms of the Junior Subordinated Debentures" insofar as they constitute a summary of the terms of the Securities, Subordinated Debentures, the Guarantees and the Company Agreements, and (x) in the Basic Prospectus under the caption "Underwriting" and (y) in the Final Prospectus as amended or supplemented under the caption "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, in each case are accurate, complete and fair.

     (xviii) The statements made in the Final Prospectus under the caption "United States Federal Income Taxation," to the extent they are matters of law or legal conclusions, have been reviewed by such counsel and are accurate and correct in all material respects and fairly present the information set forth therein.

     (xix) The Junior Subordinated Debentures will be treated for United States federal income tax purposes as indebtedness of the Company.

     (x) The Trust will be treated for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

     We have participated in conferences with officers and other representatives of the Issuers, representatives of the Underwriters and representatives of the independent public accountants for the Issuers at which conferences the contents of the Preliminary Final Prospectus, Final Prospectus and the Registration Statement and related matters were discussed and, although we have not independently verified, are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus (except as otherwise indicated above), we advise you that, on the basis of the foregoing (relying as to materiality to the extent we deem appropriate upon the opinions of officers and other representatives of the Issuers), no facts have come to our attention that lead us to believe that the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Preliminary Final Prospectus or Final Prospectus, in each case as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no comment with respect to the Forms T-1 or the financial statements, including the notes thereto, or any other financial or statistical data found in or derived from the internal accounting and other records of the Company and its Subsidiaries set forth or referred to in the Registration Statement or the Final Prospectus).

                                                                       Exhibit B

                       FORM OF OPINION OF DELAWARE COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 7(d)

     Capitalized terms used herein shall have the same definitions as set forth in the underwriting agreement (the "Agreement") to which this Exhibit B is attached.

     (i) The Trust is a duly formed and validly existing statutory business trust in good standing under the Business Trust Act of the State of Delaware with the business trust power and authority to enter into and perform its obligations under this Agreement, the Securities, the Common Securities and the Trust Agreement and to own property and conduct its business as described in the Final Prospectus.

     (ii) Under the Delaware Business Trust Act and the Trust Agreement, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary business trust action on the part of the Trust.

     (iii) The Trust Agreement constitutes a valid and binding obligation of the Company, the Trustees and the Administrators, enforceable against the Company, the Trustees and the Administrators, in accordance with its terms, subject, as to enforcement, to the effect of (a) bankruptcy, insolvency, moratorium, receivership, liquidation, fraudulent conveyance, reorganization and other similar laws relating to or affecting the remedies and rights of creditors, (b) general principles of equity (regardless of whether considered or applied in a proceeding in equity or at law), (c) considerations of public policy or the effect of applicable law relating to fiduciary duties, and (d) principles of course of dealing or course of performance and standards of good faith, fair dealing, materiality or reasonableness that may be applied by a court to the exercise of rights or remedies.

     (iv) The Common Securities have been duly authorized for issuance by the Trust and upon issuance and delivery by the Trust to the Company against payment therefor as described in the Trust Agreement, will be duly and validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable beneficial interests in the Trust and [NOTE: counsel may note that the holders of Common Securities may be required to make payment or provide indemnity or security as set forth in the Trust Agreement] the issuance of the Common Securities is not subject to preemptive or other similar rights under the Trust Agreement or the Business Trust Act.

     (v) The Securities have been duly authorized for issuance by the Trust, and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable beneficial interests in the Trust [NOTE: counsel may note that the holders of Common Securities may be required to make payment or provide indemnity or security as set forth in the Trust Agreement]; the issuance of the Securities is not subject to preemptive or other similar rights under the Trust Agreement or the Business Trust Act; and the Security holders will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. [NOTE: counsel need express no opinion as to any holder of a Security that is, was or becomes a named Trustee of the Trust.]

     (vi) The issuance and sale by the Trust of the Securities and the Common Securities, the execution, delivery and performance by the Trust of the Agreement, the consummation by the Trust of the transactions contemplated therein and the compliance by the Trust with its obligations thereunder do not violate (a) any of the provisions of the Certificate of Trust of the Trust or the Trust Agreement or (b) any applicable Delaware law or Delaware administrative regulation.

     (vii) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Business Trust Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, no authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely as a result of the issuance and sale of the Securities, the consummation by the Trust of the transactions contemplated herein or the compliance by the Trust of its obligations hereunder, except such as have been obtained and such as may be required by the securities laws of the State of Delaware (as to which such counsel need express no opinion).

     (viii) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Business Trust Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, and assuming that the Trust is treated as a grantor trust for federal income tax purposes and that the holders of the Securities are viewed for federal income tax purposes as owners of either all of, or their liquidation and accrued but unpaid share of, the Corresponding Subordinated Debt Securities held by the Trust, the Security holders (other than those holders of the Securities, or persons who are partners or S corporation shareholders for federal income tax purposes in such holders of Securities, who reside or are domiciled in the State of Delaware or who are otherwise subject to income taxation in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware (in rendering the opinion expressed in this paragraph (viii), such counsel need express no opinion concerning the securities laws of the State of Delaware).

                                                                       Exhibit C

                       FORM OF ACCOUNTANTS' COMFORT LETTER








-------------------------:

We have audited the consolidated financial statements of Old National Bancorp (the "Company") and subsidiaries as of December 31, _____________ and _______ and for each of the _______ years in the period ended December 31, ___________ incorporated by reference in the Company's annual report on Form 10-K for the year ended _____________ (the "Form 10-K"), incorporated by reference in the registration statement (No._____________) on Form S-3 filed by the Company under the Securities Act of 1933 (the "Act"); our report with respect thereto is also incorporated by reference in such registration statement. Such registration statement, including, without limitation, the preliminary prospectus supplement dated _____________ and the prospectus supplement dated _____________, is herein referred to as the "Registration Statement."

In connection with the Registration Statement:

1. We are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission ("the SEC").

2. In our opinion, the consolidated financial statements audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC.

3. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31,__________. Therefore, we are unable to and do not express any opinion on the company's financial position, results of operations or cash flows as of any date or for any period subsequent to -------------.

4. For purposes of this letter, we have read the minutes of the ______meetings of the Board of Directors of the Company as set forth in the minute books at _____________, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein except for the minutes of the _____________ Board of Directors meeting which were not approved in final form, for which drafts were provided to us; officials of the Company have represented that such drafts include all substantive actions taken at such meeting, and have carried out other procedures to _____________ (our work did not extend to the period from _____________ to _____________, inclusive) as follows:

     With respect to the period from _____________ to _____________, we have:

     (i) read the unaudited consolidated financial data of the Company and subsidiaries for _____________ and _____________ of both _______ and
          _______ furnished us by the Company (such financial information is incomplete in that it omits the statement of cash flows and other disclosures), officials of the Company having advised us that no such financial data as of any date or for any period subsequent to _____________ were available; and

     (ii) inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial data referred to in (i) above are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

     The foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that (i) at _____________ there was any change in common stock, decreases in total assets, total deposits, shareholders' equity, or increase in long-term debt of the Company and subsidiaries consolidated as compared with amounts shown in the December 31,__________ consolidated balance sheet incorporated by reference in the Registration Statement, or (ii) for the period from _____________ to _____________ there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net interest income or in net income, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur and except as described in the following sentence. The unaudited consolidated balance sheet as of _____________, which we were furnished by the Company, showed a decrease in consolidated total deposits and an increase in consolidated long-term debt as compared with amounts shown in the December 31,____________ consolidated balance sheet incorporated by reference in the Registration Statement as follows (in millions of dollars):

          ---------------------------------------------------------------------
                                   Total Deposits                Long-term Debt
          ---------------------------------------------------------------------
          December 31,
          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

6. As mentioned in 4, Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to _____________ are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after _____________ have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether (a) at _____________ there was any change in common stock, decreases in total assets, total deposits, shareholders' equity, or increase in long-term debt of the Company and subsidiaries consolidated as compared with amounts shown in the December 31,_____________ audited consolidated balance sheet incorporated by reference in the Registration Statement; or (b) for the period from _____________ to _____________, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net interest income or in net income. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur and except as described in the following sentence. We have been informed by officials of the Company that there continues to be a decrease in consolidated total deposits and an increase in consolidated long-term debt that is estimated to be approximately the same amount as set forth in 5 above.

7. For purposes of this letter, we have also read the items identified by you on the attached copy of the prospectus supplement forming part of the Registration Statement and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

     A Compared to or recalculated from the audited consolidated financial statements and notes included in the Company's annual report on Form 10-K for the year ended December 31,___________ and incorporated by reference in the Registration Statement and found the amounts or percentages to be in agreement after rounding.

     B Compared to or recalculated from the audited consolidated financial statements and notes included in the Company's annual reports on Form 10-K for the years ended December 31,__________ and _______ and found the amounts or percentages to be in agreement after rounding.

     M    Verified mathematical accuracy.

     P Compared to or recalculated from schedules prepared by the Company from its accounting records and found the amounts or percentages to be in agreement. Amounts were rounded to the nearest whole dollar or percentage where applicable. Our work included agreeing the amounts on the schedules with the Company's accounting records and verifying the mathematical accuracy of the schedules.

     R Compared to or recalculated from schedules prepared by the Company from its accounting records and found the amounts or percentages to be in agreement. Amounts were rounded to the nearest whole dollar or percentage where applicable. Our work included agreeing the amounts on the schedules with the Company's accounting records and verifying the mathematical accuracy of the schedules. We make no comment as to the appropriateness of the allocation of rental expense that is representative of the interest factor of such rental.

     T Compared and agreed or recalculated and agreed, as appropriate, the dollar amounts or percentages to analyses and schedules prepared by the Company from its detailed accounting records. We make no comment as to the appropriateness of the tax rates used in the Company's taxable-equivalent adjustment.